TWELFTH AMENDMENT AND FORBEARANCE AGREEMENT
               --------------------------------------------

          TWELFTH AMENDMENT AND FORBEARANCE AGREEMENT, dated as of March 2, 1998 (this "Amendment"), with respect to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re: Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994 (the "First Amendment") and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 28, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement, dated as of March 1, 1995 (the "Fourth Amendment"), and by the Fifth
Amendment to Credit Agreement, dated as of June 28, 1995 (the "Fifth Amendment"), and by the Sixth Amendment to Credit Agreement, dated as of August 15, 1995 (the "Sixth Amendment"), and by the Seventh Amendment to Credit Agreement, dated as of March 27, 1996 (the "Seventh Amendment"), and by the Eighth Amendment to Credit Agreement, dated as of June 1, 1996 (the "Eighth Amendment"), and by the Ninth Amendment to Credit Agreement, dated as of August 16, 1996 (the "Ninth Amendment"), and by the Tenth Amendment to Credit Agreement, dated as of February 20, 1997 (the "Tenth Amendment"), and by the Eleventh Amendment to Credit Agreement, dated as of August 8, 1997 (the "Eleventh Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT CORPORATION ("Borrower").

                           W I T N E S S E T H:
                           -------------------

          WHEREAS, Lender and Borrower are parties to the Credit Agreement;

          WHEREAS, certain Events of Default described below have occurred and are continuing under the Credit Agreement;

          WHEREAS, Borrower has requested that Lender (a) waive, as of January 3, 1998, the Covenant Defaults (as defined below) and, with respect to the Payment Default (as defined below), forbear for a limited period of time from exercising any of its rights and remedies with respect to such existing Event of Default under the Credit Agreement; (b) agree to continue
(i) making loans, advances and other financial accommodations to Borrower and (ii) factoring the Factored Accounts, all on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Amendment; and (c) amend certain provisions of the Credit Agreement, including increasing the advance rate for Revolving Loans in respect of Eligible Inventory; and

          WHEREAS, Lender is willing to agree to the foregoing requests of Borrower upon the terms and subject to the conditions set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree, effective as of the Effective Date, as defined below, as follows:

     1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

     2. Events of Default. Borrower acknowledges,  confirms and agrees that
(a) as of January 3, 1998, Borrower defaulted under the financial covenants set forth in Section 7.19 (Stockholders' Equity) and Section 7.22 (Maximum
Loss) of the Credit Agreement (the "Covenant Defaults") and (b) Borrower elected not to pay the interest due and payable on March 2, 1998 on the New Public Secured Notes, exclusive of any grace period provided with respect thereto in the New Public Secured Notes or in the New Public Secured Notes Indenture (the "Payment Default") in contemplation of the proposed conversion into equity of the Public Secured Notes on the terms set forth in the letter agreement and term sheet appended thereto, a copy of which is attached hereto as Exhibit A (the "Notes Agreement").

     3. Waiver and Forbearance. In response to Borrower's request for a waiver of the Covenant Defaults as recited above, Lender hereby waives the Covenant Defaults as of January 3, 1998. In addition, in response to Borrower's request for Lender to forbear with respect to the Payment Default which is continuing, Lender agrees, subject to the terms and conditions set forth below, (a) to forebear from exercising any of its rights and remedies arising from the Payment Default (whether such rights and remedies arise under the Credit Agreement, any other Financing Agreement or applicable law) for the purpose of collecting any of the Obligations, and (b) to continue making loans, advances and other financial accommodations to Borrower and to factor the Factored Accounts, all on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Amendment. Such forbearance shall terminate on July 1, 1998, or earlier upon the happening of:

               (i) the occurrence of any Event of Default other than the Payment Default; or

               (ii) the failure of  Borrower on or before June 1, 1998,  to
     (A) execute and deliver to Lender, a commitment letter executed by Lender providing for the agreement between Lender (as Agent for itself and other lenders) and Borrower to enter into a new $135 million syndicated credit facility (in replacement of the financing and factoring arrangements provided by Lender pursuant to the Credit Agreement) on terms and conditions satisfactory to Lender or (B) deliver to Lender a copy of a commitment letter executed between another lender and Borrower providing for a credit facility to Borrower which by its terms provides for closing and funding thereof on or before July 1, 1998, and enables Borrower upon such closing and funding to simultaneously terminate the Credit Agreement and all other Financing Agreements and to satisfy in full all of its then existing Obligations to Lender (either such credit facility, the "Replacement Credit Facility"); or

               (iii) the exercise of any right or remedy with respect to any of the Collateral by any holder of any New Public Secured Note or by the Trustee under the New Public Secured Notes Indenture; or

               (iv) the payment of any interest on the New Public Secured Notes in respect of which the Payment Default arose or otherwise.

     4. Continuation of Eurodollar Loans. Notwithstanding the certification by Borrower contained in each Notice of Borrowing with respect to a Eurodollar Loan requested by Borrower, provided no Event of Default other than the Payment Default shall have occurred, Lender agrees to continue making Eurodollar Loans to Borrower on and subject to all the terms and conditions applicable to Eurodollar Loans set forth in the Credit Agreement.

     5. Addition of Defined Terms. Section 1 of the Credit Agreement is hereby amended to add the following defined terms thereto:

          (a) "1.21A 'Covenant Trigger Date' shall mean the last day of any fiscal month of Borrower on which Borrower first fails to maintain Excess Availability of at least $5,000,000, except that for Borrower's June fiscal month, such amount shall be at least $4,500,000."

          (b) "1.26A 'EBITDA' shall mean, for any period, the sum (without duplication) of (i) net income, (ii) provision for taxes based on income, (iii) Interest Expense, and (iv) to the extent net income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, less extraordinary items (including, without limitation, all costs and expenses of Borrower and its Subsidiaries in connection with the negotiation, execution and performance of the Twelfth Amendment and in connection with the negotiation, execution and consummation of the transactions contemplated by the Notes Agreement), all as determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP."

          (c) "1.34A 'Excess Availability' shall mean at any time, the amount by which Revolving Loans and Letter of Credit Accommodations available to Borrower under the Advance Formulas, within applicable sublimits and after deducting all applicable reserves, exceed the aggregate amount of Revolving Loans, Letter of Credit Accommodations and all other Obligations then outstanding."

          (d) "1.46A 'Interest Coverage Ratio' shall mean, with respect to any period, the ratio of (i) EBITDA to (ii) Interest Expense."

          (e) "1.46B 'Interest Expense' shall mean, for any period, interest expense with respect to all outstanding Indebtedness of Borrower and its Subsidiaries for such period, exclusive of interest with respect to the New Public Secured Notes."

          (f) "1.78A 'Twelfth Amendment' shall mean the Twelfth Amendment and Forbearance Agreement, dated as of March 2, 1998, executed between Lender and Borrower.

     6. Amendment of Section 3.1(a)(iii). Section 3.1(a)(iii) of the Credit Agreement is amended in its entirety to read as follows:

          "(iii) Sixty percent (60%) of the value of Eligible Inventory"

     7. Amendment of Section 3.1(e). Section 3.1(e) of the Credit Agreement is amended in its entirety to read as follows:

          "(e) Notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, during the period from the second day through and including the day immediately prior to the last day of each of Borrower's March, April, May, and June, 1998 fiscal months, at the request of Borrower, Lender may, in its sole discretion, subject to the Maximum Credit, make Revolving Loans and Letter of Credit Accommodations to Borrower in excess of the aggregate amount available under the Advance Formulas of up to $3,000,000 at any time outstanding (the "Seasonal Overadvance Subfacility"); provided, that, any amount outstanding under the Seasonal Overadvance Subfacility in excess of the Advance Formulas shall be repaid in full on the last day of each fiscal month during said period, provided further, that, no Revolving Loans shall be made under the Seasonal Overadvance Subfacility in any fiscal month unless (i) any amount outstanding under the Seasonal Overadvance Subfacility in the immediately preceding calendar month has been repaid in full when due, and (ii) there is some Excess Availability on the last day of the fiscal month in which such repayment in full is made. If Borrower fails to pay any amounts outstanding under the Seasonal Overadvance Subfacility when due, Borrower shall pay to Lender a non-refundable fee of $12,500 on each occasion on which it fails to make such payment when due."

     8. Amendment of Section 3.3. Section 3.3 of the Credit Agreement is amended in its entirety to read as follows:

          "3.3 Maximum Credit

          The aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations at any time outstanding shall not exceed $120,000,000 (the "Maximum Credit")."

     9. Amendment of Section 7.19.Section 7.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "[Intentionally Deleted]"

     10. Amendment of Section 7.22. Section 7.22 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "7.22 Monthly Loss Covenant; Interest Coverage Ratio. If Borrower fails to maintain Excess Availability of at least $5,000,000 on the last day of any fiscal month of Borrower other than Borrower's June fiscal month, for which month such amount shall be at least $4,500,000, then, from and after the Covenant Trigger Date, Borrower shall at all times be in compliance with the financial covenants set forth below:

          (a) Maximum Net Loss. The aggregate net loss (exclusive of costs and expenses of Borrower incurred in connection with the negotiation, execution and performance of the Twelfth Amendment and the negotiation, execution and consummation of the transactions contemplated by the Notes Agreement incurred by Borrower in (i) any fiscal month set forth below plus (ii) the immediately preceding eleven (11) months shall not exceed the amount set forth below opposite each such month:

                    Fiscal Month                  Maximum Net Loss
                    ------------                  ----------------
                    March, 1998                   $19,000,000
                    April, 1998                   $18,100,000
                    May, 1998                     $15,000,000
                    June, 1998                    $ 7,000,000

          (b) Minimum Interest Coverage Ratio. Borrower shall at all times cause to be maintained as of the end of each fiscal period set forth below an Interest Coverage Ratio of not less than the Interest Coverage Ratio set forth opposite such fiscal period end set forth below:

          Fiscal Month                  Minimum Interest Coverage Ratio
          ------------                  -------------------------------

          March, 1998                   1.60 to 1.00
          April, 1998                   1.20 to 1.00
          May, 1998                     1.32 to 1.00
          June, 1998                    0.60 to 1.00"

     11. Additional Events of Default. Section 8.1 of the Credit Agreement is amended by deleting the period at the end of Section 8.1(r) and substituting a semicolon followed by the word "or" therefor and by adding thereto the following Sections 8.1(s) and 8.1(t) as follows:

          "(s) Ernst & Young LLP ceases to be  business  consultant  to the
          Company  and  is  not  replaced   within  5  days  by a  business
          consultant satisfactory to Lender; or

          (t) Any event or circumstance occurs from and after March 2, 1998 that materially and adversely affects the business, properties, operations or condition, financial or otherwise, of Borrower."

     12. Amendment of Section 8.2(iii). Section 8.2(iii) of the Credit Agreement is amended by deleting therefrom the defined term "Interest Rate" and substituting therefor the defined term "Effective Prime Rate."

     13. Waiver, Forbearance and Amendment Fee. In consideration of Lender's waiver of the Covenant Defaults and forbearance with respect to the Payment Default and other agreements set forth in this Amendment and for other valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by Borrower, Borrower shall pay Lender a forbearance and amendment fee in the amount of $150,000, which shall be paid and fully earned upon execution of this Amendment. In addition, in consideration of the Replacement Credit Facility proposed by Lender to Borrower, Borrower agrees to pay Lender $1,050,000 as a non-refundable and fully earned fee as of the date hereof, payable in three (3) equal installments of $350,000 each on April 1, May 1, and June 1, 1998. Such fee shall not be refundable in whole or in part for any reason whatsoever, and may be charged, at Lender's sole option, to any account of Borrower maintained by Lender. Notwithstanding the foregoing, Lender and Borrower agree that, (a) if and when the Replacement Credit Facility extended by Lender becomes effective, such $1,050,000 fee shall thereupon be deemed paid and shall be applied by Lender on account of the closing fee that will be due and payable by Borrower to Lender upon closing of the Replacement Credit Facility (such portion of the fee allocated by Lender to the payment of such closing fee under the Replacement Credit Facility being hereinafter referred to as the "Allocated Replacement Facility Fee"), and no other closing fee or facility fee shall be due or payable in connection with any Replacement Credit Facility extended by Lender or in connection with any debtor-in-possession financing provided by Lender to Debtor in connection with a case commenced with respect to Debtor under Chapter 11 of Title 11 of the United States Code, and (b) if (and only if) Lender does not extend a Replacement Credit Facility because Lender's Executive Credit Committee fails to give credit approval for such Replacement Credit Facility, then a portion of the Allocated Replacement Facility Fee in the amount of $600,000 shall be refunded, without interest, to Borrower.

     14. Representations and Warranties. Borrower hereby represents and warrants to Lender that the representations and warranties set forth in
Section 6 of the Credit Agreement are true on and as of the date hereof as if made on and as of the date hereof after giving effect to this Amendment, except to the extent any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 14 shall constitute an Event of Default under
Section 8.1(b) or 8.1(c) of the Credit Agreement, as applicable. Borrower further represents and warrants that, (a) after giving effect to this Amendment, other than the Payment Default, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing, and (b) the terms and conditions pursuant to which Borrower proposes that the New Public Secured Notes shall be converted into equity interests in Borrower, as outlined in the Term Sheet therefor delivered by Borrower to Lender, have been agreed to in principle by a majority of the holders of the New Public Secured Notes.

     15. Effectiveness. This Amendment shall become effective on the date (the "Effective Date") Lender shall have received each of the following:

          (a) The written consent of all Participants to the execution and delivery of this Amendment by Lender.

          (b) Counterparts of this Amendment, duly executed and delivered by Borrower and Lender.

          (c)  A  duly   executed   copy  of  the  Consent  of   Guarantors
               substantially in the form of Exhibit B hereto.

          (d) The agreement in principle attached hereto as Exhibit A shall have been executed by Borrower, Apollo Apparel Partners, L.P. and Magten Asset Management Corp. and Lender shall have received a fully executed copy thereof.

     16. Effect of this Agreement. This Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of Borrower that would require consent of Lender. Except as expressly amended herein, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall constitute a waiver of the Payment Default or limit, impair or affect any of Lender's rights and remedies with respect thereto (subject, however, to the terms of the forbearance provided for in paragraph 3 of this Agreement), all of which Borrower acknowledges and agrees have been heretofore and are hereby further expressly reserved by Lender.

     17. Counterparts. This Amendment may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     18. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                   THE CIT GROUP/COMMERCIAL
                                   SERVICES, INC.

                                   By: /s/ Anthony Lombardi
                                       -----------------------------------
                                   Title: /s/ Senior Vice President
                                          --------------------------------

                                   SALANT CORPORATION

                                   By:  /s/ Todd Kahn
                                       -----------------------------------
                                   Title: Executive Vice President
                                          & General Counsel
                                          --------------------------------



                                 EXHIBIT A
                                 ---------

                           Filed as Exhibit 10.48



                           CONSENT OF GUARANTORS
                           ---------------------

     Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993, and SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a guarantor under its respective Guaranty (Unlimited Liability), each dated as of September 20, 1994 (individually, in the case of each of the foregoing Guarantors, its "Guarantee"), made in favor of The CIT Group/Commercial Services, Inc. ("Lender"), pursuant to the Credit Agreement as defined in the Twelfth Amendment and Forbearance Agreement, dated as of March 2, 1998 between Lender and Salant Corporation (the "Amendment"), to which this Consent is attached, hereby consents to the Amendment and the matters contemplated thereby, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

     IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer this ___ day of March, 1998.

CLANTEXPORT, INC.                     FROST BROS. ENTERPRISES, INC.

By:   /s/ Todd Kahn                   By:   /s/ Todd Kahn
      --------------------------            --------------------------
Title: Executive Vice President       Title: Executive Vice President
       & General Counsel                     & General Counsel
      --------------------------            --------------------------

DENTON MILLS, INC.                    SLT SOURCING, INC.

By:   /s/ Todd Kahn                   By:   /s/ Todd Kahn
      --------------------------            --------------------------
Title: Executive Vice President       Title: Executive Vice President
       & General Counsel                     & General Counsel
      --------------------------            --------------------------

VERA LICENSING, INC.                  SALANT CANADA INC..

By:   /s/ Todd Kahn                   By:   /s/ Todd Kahn
      --------------------------            --------------------------
Title: Executive Vice President       Title: Executive Vice President
       & General Counsel                     & General Counsel
      --------------------------            --------------------------

J.J. FARMER CLOTHING, INC.

By:   /s/ Todd Kahn
      --------------------------
Title: Executive Vice President
       & General Counsel
      --------------------------